Exhibit 10.29

AMENDMENT AND WAIVER TO LOAN AGREEMENT

THIS AMENDMENT AND WAIVER TO LOAN AGREEMENT (this “Amendment”) is effective as of May 14, 2013, among Southern Health Corporation of Houston, Inc., a Georgia corporation (“Borrower”), MedCare South, LLC, a Georgia limited liability company (f/k/a SunLink HealthCare, LLC) (“MedCare South”), SunLink Health Systems, Inc., an Ohio corporation (“SunLink” and, together with MedCare South, “Guarantors”) and the Stillwater National Bank and Trust Company (“Lender”).

PRELIMINARY STATEMENTS

A. Borrower and Lender are parties to the Mortgage Loan Agreement, dated July 5, 2012 (as amended from time to time, the “Loan Agreement”).

B. Capitalized terms used in this Amendment have the meanings given to them in the Loan Agreement.

C. Borrower has requested that Lender waive certain of Borrower’s defaults under the Loan Agreement and amend the Loan Agreement, all as more particularly described in this Amendment.

D. Lender has agreed to such waivers and amendments, subject to the satisfaction of certain conditions, all as more particularly described in this Amendment.

E. Each of the Guarantors is party to a Guaranty Agreement, dated the date of the Loan Agreement (each, a “Guaranty Agreement”), pursuant to which such Guarantor has guaranteed the obligations of Borrower under the Loan Agreement.

F. Each of the Guarantors desires to ratify and reaffirm the Guaranty Agreement to which it is a party.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows.

1. Amendments to Loan Agreement.

a. Amendment to Section 10.6.1. Subject to the other terms and conditions of this Amendment, Section 10.6.1 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it as follows:

“Borrower will maintain a Debt Service Coverage Ratio of at least 2.00:1.00. The ratio will be tested quarterly commencing with the fiscal quarter ending September 30, 2012 and subsequently as of the last day of every third month thereafter. “Debt Service Coverage Ratio” means (i) Borrower’s net earnings, plus interest expense, plus depreciation expense, plus amortization expense, plus income tax expense, plus Permitted Affiliate Management Fees, less EHR Payments, all for the immediately preceding one fiscal quarter, divided by (ii) Borrower’s scheduled principal payments on term debt, plus scheduled capital lease payments for the succeeding one fiscal quarter plus interest expense for the immediately preceding one fiscal quarter. The number of fiscal quarters used in each component of the ratio shall increase by one for each subsequent testing period, up to a maximum of four fiscal quarters, at which time the Debt Service Coverage Ratio shall thereafter be tested on a four quarter basis.

b. Amendment to Section 10.6.2. Subject to the other terms and conditions of this Amendment, Section 10.6.2 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it as follows:

“Borrower will maintain a Fixed Charge Coverage Ratio of at least 1.25 to 1.00 during the term of the Mortgage Note and all renewals and modifications thereof. The ratio will be tested quarterly commencing with the fiscal quarter ending September 30, 2012 and subsequently as of the last day of every third month thereafter. The term “Fixed Charge Coverage Ratio” means (i) Borrower’s net earnings, plus interest expense, plus depreciation expense, plus amortization expense, plus income tax expense, plus Permitted Affiliate Management Fees, less EHR Payments, all for the immediately preceding one fiscal quarter, divided by (ii) Borrower’s scheduled principal payments on term debt, plus scheduled capital lease payments for the succeeding one fiscal quarter plus interest expense for the immediately preceding one fiscal quarter plus distributions to Healthcare and Net Intercompany Funding (excluding distributions and intercompany funding from EHR Payments), all for the preceding one fiscal quarter. The number of fiscal quarters used in each component of the ratio shall increase by one for each subsequent testing period, up to a maximum of four fiscal quarters, at which time the Fixed Charge Coverage Ratio shall thereafter be tested on a four quarter basis. “Net Intercompany Funding” means (x) the change in receivables from Affiliates during the test period less (y) the change in payables to Affiliates (excluding changes in Ordinary Affiliate Indebtedness) during the test period.”

c. Amendment to Section 10.6.3. Subject to the other terms and conditions of this Amendment, Section 10.6.3 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it as follows:

“Borrower shall maintain not less than 10 Days Cash on Hand. “Days Cash on Hand” means (i) Borrower’s unrestricted cash assets reported on Borrower’s balance sheet plus the balance available to be advanced to

Borrower under the Working Capital Note as of the test date divided by (ii) Borrower’s operating expenses, excluding depreciation, for the immediately preceding four quarters divided by 365. Liquidity will be tested quarterly commencing with the fiscal quarter ending September 30, 2012 and subsequently as of the last day of every third month thereafter.”

d. Amendment to Section 10.29. Subject to the other terms and conditions of this Amendment, Section 10.29 of the Loan Agreement is amended:

i. by deleting clause (i) thereof and replacing it as follows: “(i) make any intercompany loans, except with the prior written consent of Lender”; and

ii. by re-designating clauses (x), (y) and (z) of clause (ii) thereof as clauses (v), (w) and (x) and adding new clauses (y) and (z) as follows: “(y) Borrower shall not be in default in the payment of any other indebtedness; and (z) Lender shall have provided its written consent to such dividend.”

e. Amendment to Section 10.37.4. Subject to the other terms and conditions of this Amendment, Section 10.37.4 of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it as follows:

“Borrower will at all times maintain a minimum of $250,000.00 in cash on hand on a daily basis. Borrower will not permit its parent or any affiliate to sweep any of the Deposits Accounts or any other deposit account of Borrower to the extent that such sweep would result in the Borrower having less than $250,000.00 cash on hand.”

f. Amendment to Schedule 10.7. Subject to the other terms and conditions of this Amendment, Schedule 10.7 (Compliance Certificate) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A to this Amendment.

2. Waiver.

a. Existing Default. Borrower acknowledges that Borrower failed to comply with the covenant set forth in Section 10.6.1 of the Loan Agreement (Debt Service Coverage Ratio) for the reporting period ending December 31, 2012 (the “Existing Default”).

b. Waiver. Subject to the terms and conditions of this Amendment, Lender hereby waives the Existing Default.

c. Limitation on Waiver. The waiver set forth in Section 2(b) is limited precisely as written and relates solely to the Existing Default. Nothing in this Amendment shall be deemed to (a) waive compliance by Borrower or any Guarantor with any other provision of the Loan Agreement or other Loan Documents or (b) prejudice any right or remedy that Lender may have, now or in the future, under the Loan Agreement or any other Loan Document.

3. Conditions Precedent.

a. Representations and Warranties. Each of the representations and warranties of Borrower and the Guarantors in the Loan Documents shall be true and correct as of the date of this Amendment except for any representation or warranty made as of a date certain, in which event such representation or warranty shall be true as of such date.

b. Documents. Lender shall have received (i) this Amendment, duly executed by the parties hereto, (ii) the duly executed Amendment and Waiver to Loan Agreement, dated the date of this Amendment, made with respect to the working capital loan agreement between Borrower and Lender, and (iii) any other document, certificate or instrument that Lender reasonably requires in connection herewith.

4. Ratification and Release.

a. Confirmation and Ratification. Borrower and Guarantors confirm and agree that each pledge, assignment, security interest, lien or other encumbrance made by Borrower and Guarantors in favor of Lender under any Loan Document is hereby ratified and confirmed in all respects. Borrower and each Guarantor each acknowledges and confirms the validity and enforceability of all Loan Documents to which it is a party. Borrower and each Guarantor represents and warrants to Lender that such party has no right of offset, defense or counterclaim to the payment or performance of the Loans or any of its other obligations under any of the Loan Documents to which it is a party.

b. MedCare South. Without limiting the generality of Section 4(a), MedCare South acknowledges that its prior name was SunLink Healthcare, LLC, and MedCare South confirms and ratifies its obligations under its Guaranty Agreement and each other Loan Document to which it is a party. Borrower and SunLink each acknowledge the foregoing.

c. Release. In consideration of the accommodations granted by Lender in this Amendment, each Borrower and Guarantor hereby forever waives, releases and discharges Lender and its successors, assigns, directors, officers, members, managers, employees, agents, attorneys and other representatives (the “Lender Parties”), and indemnifies and holds harmless Lender and the Lender Parties from, any and all claims (including, without limitation, cross-claims, counterclaims, rights of setoff and recoupment), causes of action, demands, suits, costs, expenses and damages that it now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, including all actions that arise under or relate to the Loan Documents, this Amendment, any document, instrument or certificate executed in connection with the foregoing, any action or omission of Lender or any of the Lender Parties in connection with the foregoing, or any person’s rights or obligations thereunder based in whole or in part on facts, whether or not known, existing on or prior to the date of this Amendment. Borrower acknowledges and agrees that all actions of Lender with respect to the Loan Documents and the transactions contemplated thereby on or prior to the date of this Amendment have been in good faith and in accordance with the Loan Documents and applicable law.

5. Representations and Warranties. The Borrower and Guarantors, jointly and severally, represent and warrant to Lender as follows:

a. This Amendment is not being made or entered into with the actual intent to hinder, delay or defraud any entity or person.

b. No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy, has been instituted by or against Borrower or either Guarantor.

c. Borrower and each Guarantor each has full power and authority to enter into, execute, deliver, and perform this Amendment, and the foregoing does not violate any contractual or other obligation by which such person is bound. The execution, delivery and performance of this Amendment have been authorized by all requisite organizational action of each such person.

d. This Amendment constitutes the valid and legally binding obligation of Borrower and each Guarantor, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and other laws affecting creditors’ rights generally and to general equitable principles.

e. The representations and warranties of Borrower and each Guarantor in the Loan Agreement and the other Loan Documents are true and correct as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct as of such date.

6. Miscellaneous.

a. Effect on Loan Documents. Except as set forth in this Amendment, the Loan Agreement and the Loan Documents shall not be deemed amended, waived or otherwise modified by this agreement and shall remain in full force and effect.

b. Fees and Expenses. Borrower shall pay, as and when billed by Lender, all fees, costs, and expenses (including, without limitation, fees and expenses for Lender’s legal counsel, and for appraisers, engineering consultants, and environmental and other consultants) paid or incurred by Lender in connection with the negotiation of this Amendment, or in connection with the actions contemplated by this Amendment.

c. Voluntary Agreement. Borrower and each Guarantor jointly and severally represent and warrant to Lender that (a) Borrower and each Guarantor has had the opportunity to be represented by legal counsel of their choice and to consult with such counsel regarding this Amendment, (b) Borrower and each Guarantor are fully aware of the terms and provisions contained herein and of their effect, and (c) Borrower and each Guarantor have voluntarily and without coercion or duress of any kind entered into this Amendment.

d. Integration. This Amendment constitutes the entire agreement concerning the subject matter hereof, and it supersedes any prior or contemporaneous oral or written representations, statements, understandings, or agreements concerning the subject matter of this Amendment.

e. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

f. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Oklahoma, without giving effect to the principles of conflicts of law.

g. Headings. All headings in this Amendment are for convenience only and shall not be used to interpret any term or provision of this Amendment.

h. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one agreement. The parties hereto agree that their electronically transmitted signatures on this Amendment shall have the same effect as manually transmitted signatures.

i. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AMENDMENT, ANY LOAN DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO, OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AMENDMENT OR ANY LOAN DOCUMENTS, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN, OR HAS HAD THE OPPORTUNITY TO BE, REPRESENTED IN THE SIGNING OF THIS AMENDMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS DISCUSSED THIS WAIVER WITH SUCH LEGAL COUNSEL. EACH PARTY HERETO FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING OF THIS WAIVER.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:	SOUTHERN HEALTH CORPORATION OF HOUSTON, INC.

By:
Name:
Title:

GUARANTORS:	MEDCARE SOUTH, LLC

By:
Name:
Title:

SUNLINK HEALTH SYSTEMS, INC.

By:
Name:
Title:

LENDER:	STILLWATER NATIONAL BANK AND TRUST COMPANY

By:
Name:
Title: